As filed with the Securities and Exchange Commission on February 1, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sybari Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3264224

(State of incorporation or organization)	(IRS Employer Identification No.)

353 Larkfield Road, East Northport, New York	11731

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-115522

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Title of Class

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

Item 1.	Description of Registrant’s Securities to be Registered.

                     For a description of the securities of Sybari Software, Inc. (“Sybari”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus that constitutes a part of Sybari’s Registration Statement on Form S-1 (File No. 333-115522) (the “Form S-1”) originally filed with the Securities and Exchange Commission on May 14, 2004, as subsequently amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

                     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.

3.1*	Certificate of Incorporation
3.2*	Amendment to Certification of Incorporation
3.3*	Form of Certificate of Incorporation to be in effect upon the closing of the offering to which the Form S-1 relates
3.4*	Bylaws
3.5*	Form of Bylaws to be in effect upon the closing of the offering to which the Form S-1 relates
4.1*	Specimen Common Stock certificate
4.2*	Registration Rights Agreement dated as of March 30, 2001, as amended
4.3	See Exhibits 3.1, 3.2 and 3.3 for provisions defining the rights of holders of common stock of the registrant

* Incorporated herein by reference to the identically numbered exhibit in the Form S-1.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 25, 2005	SYBARI SOFTWARE, INC. (Registrant)
	By:	/s/ ANTHONY L. PANE
		Name:	Anthony L. Pane
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.

3.1*	Certificate of Incorporation
3.2*	Amendment to Certification of Incorporation
3.3*	Form of Certificate of Incorporation to be in effect upon the closing of the offering to which the Form S-1 relates
3.4*	Bylaws
3.5*	Form of Bylaws to be in effect upon the closing of the offering to which the Form S-1 relates
4.1*	Specimen Common Stock certificate
4.2*	Registration Rights Agreement dated as of March 30, 2001, as amended
4.3	See Exhibits 3.1, 3.2 and 3.3 for provisions defining the rights of holders of common stock of the registrant

* Incorporated herein by reference to the identically numbered exhibit in the Form S-1.